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                                                                      EXHIBIT 11
                 COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                      WITH INTERPRETIVE RELEASE NO. 34-9083
                                    UNAUDITED


                                                                               THIRD QUARTER ENDED        NINE MONTHS ENDED
                                                                              JUNE 27,      JUNE 28,    JUNE 27,    JUNE 28,
(SHARES IN THOUSANDS)                                                           1997         1996         1997       1996
----------------------------------------------------------------------------------------------------------------------------

Actual weighted average common shares outstanding for the period                30,383       31,083      30,537      31,083

Common equivalent shares from dilutive employee stock options                      938        1,139       1,000       1,150
                                                                              --------     --------    --------    --------

Weighted average shares used in per share calculations                          31,321       32,222      31,537      32,233
                                                                              ========     ========    ========    ========

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net earnings applicable to fully diluted earnings per share                   $ 52,432     $ 34,379    $ 82,602    $ 92,942
                                                                              ========     ========    ========    ========
Net earnings per share based on SEC interpretive release
  No. 34-9083:

Earnings per share - Fully Diluted (1)                                        $   1.67     $   1.07    $   2.62    $   2.88
                                                                              ========     ========    ========    ========
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(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.



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